                                                                       Exhibit 6



[Sutherland Asbill & Brennan LLP]



                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 10 to the Registration Statement on Form S-6 for Zenith Life Plus II, issued through the New England Variable Life Separate Account (File No. 33-52050). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By: /s/   Kimberly J. Smith
                                            ---------------------------
                                            Kimberly J. Smith

Washington, D.C.
April 26, 1999